Exhibit 99.1
Cerner Reports Second Quarter 2014 Results
Strong Bookings, Revenue, Earnings and Cash Flow

KANSAS CITY, Mo. - July 24, 2014 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2014 second quarter that ended June 28, 2014, delivering strong levels of bookings, revenue, earnings, and cash flow.

Bookings in the second quarter of 2014 were $1.08 billion, an all-time high for a second quarter and an increase of 15 percent compared to second quarter 2013 bookings of $935.0 million.

Second quarter revenue was $851.8 million, an increase of 20 percent compared to $707.6 million in the year-ago period.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, second quarter 2014 net earnings were $129.0 million and diluted earnings per share were $0.37. Second quarter 2013 GAAP net earnings were $112.9 million and diluted earnings per share were $0.32.

Adjusted (non-GAAP) Net Earnings
Adjusted net earnings for second quarter 2014 were $138.9 million, compared to $119.6 million of adjusted net earnings in the second quarter of 2013. Adjusted diluted earnings per share were $0.40 in the second quarter of 2014, an increase of 18 percent compared to $0.34 of adjusted diluted earnings per share in the year-ago quarter. Analysts’ consensus estimate for second quarter 2014 adjusted diluted earnings per share was $0.40.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Second quarter 2014 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced second quarter 2014 net earnings and diluted earnings per share by $9.9 million and $0.03, respectively. Second quarter 2013 adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced net earnings and diluted earnings per share by $6.7 million and $0.02, respectively.

Other 2014 Second Quarter Highlights:

▪	Second quarter cash collections of $843.8 million and operating cash flow of $248.3 million.

▪
Second quarter free cash flow of $143.8 million. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Second quarter days sales outstanding of 66 days, which is down from 68 days in the year-ago quarter.

▪	Total backlog of $9.69 billion, up 21 percent over the year-ago quarter. This was comprised of $8.88 billion of contract backlog and $806.6 million of support and maintenance backlog.

“Our outstanding second quarter results reflect Cerner’s strong position in a growing industry,” said Neal Patterson, Cerner chairman, CEO and co-founder. “Health care providers face a growing list of measures and mandates that are putting pressure on them to lower costs while also improving quality. We believe information technology is the biggest lever to help them address these challenges, and we are continuing to invest heavily in R&D to not only help providers navigate the current environment, but also prepare them for the future.”

Future Period Guidance
Cerner currently expects:

▪	Third quarter 2014 revenue between $840 million and $870 million.

▪	Full year 2014 revenue between $3.3 billion and $3.4 billion, which is up from a prior range of $3.25 billion to $3.4 billion.

▪	Third quarter 2014 adjusted diluted earnings per share before share based compensation expense between $0.41 and $0.42.

▪	Full year 2014 adjusted diluted earnings per share before share based compensation expense between $1.64 and $1.67, which is up from a prior range of $1.63 to $1.67.

▪	Third quarter 2014 new business bookings between $1 billion and $1.1 billion.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.03 in the third quarter of 2014 and between $0.11 and $0.12 for the year.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on July 24. The dial-in number for the conference call is (617)-614-4909; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, July 24 through 11:59 p.m. CT, July 27. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 98537092.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner's health information technologies connect people, information, and systems, at approximately 14,000 facilities worldwide. Recognized for innovation, Cerner solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company provides clients with a wide range of in-house services, as well as an integrated clinical and financial system to help organizations manage revenue. Cerner's mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, check out our blog at www.cerner.com/blog and connect with us on Twitter at http://www.twitter.com/cerner and on Facebook at www.facebook.com/cerner.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “guidance”, “expects”, “will” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions and combinations; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic conditions; managing growth in the new markets in which we offer solutions, health care devices and services; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kate O'Neill Rauber, (816) 888-2880, c_oneillrauber.kate@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 28, 2014 and June 29, 2013
(unaudited)

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2014 (1)	2013 (1)	2014 (1)	2013 (1)
Revenues
System sales	$234,563	$200,503	$441,250	$399,405
Support, maintenance and services	588,167	486,647	1,145,596	953,203
Reimbursed travel	29,032	20,411	49,677	34,982
Total revenues	851,762	707,561	1,636,523	1,387,590

Margin
System sales	153,257	128,795	294,831	246,214
Support, maintenance and services	536,136	452,966	1,050,224	888,347
Total margin	689,393	581,761	1,345,055	1,134,561

Operating expenses
Sales and client service	343,234	281,192	674,135	548,548
Software development	97,326	82,282	188,871	163,345
General and administrative	57,200	51,831	112,413	99,643
Total operating expenses	497,760	415,305	975,419	811,536

Operating earnings	191,633	166,456	369,636	323,025

Other income, net	2,737	2,733	5,727	5,777

Earnings before income taxes	194,370	169,189	375,363	328,802
Income taxes	(65,337)	(56,282)	(126,804)	(105,855)
Net earnings	$129,033	$112,907	$248,559	$222,947

Basic earnings per share	$0.38	$0.33	$0.73	$0.65

Basic weighted average shares outstanding	341,788	343,800	342,787	343,976

Diluted earnings per share	$0.37	$0.32	$0.71	$0.63

Diluted weighted average shares outstanding	349,794	352,485	351,049	352,714

Note 1: Operating expenses for the three and six months ended June 28, 2014 and June 29, 2013 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	2014	2013	2014	2013

Sales and client service	$7,084	$4,898	$14,302	$9,916
Software development	3,643	2,946	6,728	5,271
General and administrative	4,477	3,089	8,942	6,972
Total share-based compensation	15,204	10,933	29,972	22,159
Amount of related income tax benefit	(5,336)	(4,242)	(10,520)	(8,598)
Net impact on net earnings	$9,868	$6,691	$19,452	$13,561
Decrease to diluted earnings per share	$0.03	$0.02	$0.05	$0.04

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and six months ended June 28, 2014 and June 29, 2013
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Six Months Ended
	2014	2013	2014	2013
Net Earnings
Net earnings (GAAP)	$129,033	$112,907	$248,559	$222,947
Share-based compensation expense	15,204	10,933	29,972	22,159
Income tax benefit of share-based compensation	(5,336)	(4,242)	(10,520)	(8,598)
Adjusted net earnings (non-GAAP)[2]	$138,901	$119,598	$268,011	$236,508

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Six Months Ended
	2014	2013	2014	2013
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.37	$0.32	$0.71	$0.63
Share-based compensation expense (net of tax)	0.03	0.02	0.05	0.04
Adjusted diluted earnings per share (non-GAAP)[2]	$0.40	$0.34	$0.76	$0.67

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Six Months Ended
	2014	2013	2014	2013
Cash flows from operating activities (GAAP)	$248,271	$176,507	$404,058	$390,155
Capital purchases	(62,336)	(85,536)	(131,997)	(134,987)
Capitalized software development costs	(42,122)	(43,573)	(86,666)	(77,907)
Free cash flow (non-GAAP)[3]	$143,813	$47,398	$185,395	$177,261

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes.

Note 3: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 28, 2014 (unaudited) and December 28, 2013

(In thousands)	2014	2013

Assets
Current assets:
Cash and cash equivalents	$315,260	$202,377
Short-term investments	673,532	677,004
Receivables, net	614,930	582,926
Inventory	31,710	32,299
Prepaid expenses and other	175,074	175,488
Deferred income taxes, net	92,763	91,614
Total current assets	1,903,269	1,761,708

Property and equipment, net	863,684	792,781
Software development costs, net	384,813	347,077
Goodwill	324,108	307,422
Intangible assets, net	137,069	144,132
Long-term investments	478,963	554,873
Other assets	173,369	190,371
Total assets	$4,265,275	$4,098,364

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$148,854	$145,019
Current installments of long-term debt and capital lease obligations	59,287	54,107
Deferred revenue	228,166	209,746
Accrued payroll and tax withholdings	141,160	147,986
Other accrued expenses	95,055	83,574
Total current liabilities	672,522	640,432

Long-term debt and capital lease obligations	96,084	111,717
Deferred income taxes and other liabilities	229,083	170,392
Deferred revenue	7,817	8,159
Total liabilities	1,005,506	930,700

Shareholders’ Equity:
Common stock	3,457	3,443
Additional paid-in capital	865,386	812,853
Retained earnings	2,641,607	2,393,048
Treasury stock	(245,333)	(28,251)
Accumulated other comprehensive loss, net	(5,348)	(13,429)
Total shareholders’ equity	3,259,769	3,167,664
Total liabilities and shareholders’ equity	$4,265,275	$4,098,364